Exhibit 10(g)

                      KEY EMPLOYEE SEVERANCE PAY AGREEMENT

     This Agreement is made effective as of April 4, 2001, between MET-PRO CORPORATION, a Delaware corporation with principal offices 160 Cassell Road, Harleysville, Pennsylvania (hereinafter referred to as the "Corporation"), and RAYMOND J. DE HONT, of 505 Bow Lane, Gilbertsville, PA 19525 (hereinafter referred to as the "Employee").

                                    RECITALS

     A. Employee has been employed by the Corporation since June 5, 1995. On June 18, 2000, Employee was appointed to the position of Chief Operating Officer of the Corporation. During the period of his employment, he has performed his duties ably, demonstrating loyalty to the Corporation and greatly benefiting it.

     B. In recognition of Employee's status as a key employee and to provide the Employee with a deserved measure of security in the event of a change in control of the Corporation, the Corporation is willing to enter into this Agreement.

     C. The Employee and the Corporation believe that the benefits conferred by this Agreement will encourage the Employee to continue his high level of performance of his duties during the period of instability which could result if hostile attempts to take control of the Corporation should occur.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Definitions.

          (a) Change in Control. A "Change in Control" shall be deemed to have occurred as of the date on which either of the following events occur:

               (i) If any "person" or "group of persons", which person or group of persons are not part of present Management and are acting in concert (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the
          Act) directly or indirectly of securities of the Corporation representing thirty (30%) percent or more of the combined voting power of the Corporation's then outstanding securities; or,

               (ii) If at any time there shall be a change in the composition of the Corporation's Board of Directors resulting in a majority of such Directors as of the date hereof no longer constituting such a majority;

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          provided,  however, that in making any such determination as to change in composition, there shall be excluded any change where the new Director was elected by or upon the recommendation of such present majority; or

               (iii) If the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty (50%) percent of the combined voting power of the reorganized, merged or consolidated Corporation's then outstanding securities entitled to vote generally in the election of directors or with respect to a liquidation or dissolution of the Corporation or the sale of all or substantially all of the Corporation's assets; or

               (iv) There shall be a Change of Control as defined by any other agreement or plan to which the Corporation is party.

          (b) Person. A "Person" shall be as defined in the Securities Exchange Act of 1934, as amended.

          (c) Beneficial Owner of Securities. A "Beneficial Owner of Securities" shall be as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.


          (d) Management.   "Management"   shall  mean  the   officers  of   the
     Corporation  in office at the  effective  date of this  Agreement  or their
     successors   elected  by  a  majority   of  the  present   Directors.

          (e) Compensation. "Compensation" shall mean the annual salary (exclusive of bonuses, sick leave, vacation pay, or other extra compensation or benefits) being paid to the Employee at the time when a Change in Control occurs or thereafter, whichever is higher.

          (f) Involuntary Termination of Employment. "Involuntary Termination of Employment" shall mean

               (i) Termination of employment without cause; or

               (ii) Termination of employment by the Employee as a result of a reduction in his status, or duties, or responsibilities, or rate of compensation, or the imposition of intolerable working conditions.

          (g) Cause. "Cause" for the purposes of Section 1 (f)(i) shall mean conviction for a felony, commission of any act constituting common law fraud, habitual drunkenness or drug abuse, significant malfeasance or nonfeasance of duty, or disloyalty to the Corporation.

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     2.   Severance Pay. In the event of a Change in Control of the  Corporation and the Involuntary Termination of Employee's Employment within eighteen (18) months thereafter, the Employee shall be entitled to receive severance pay equal to eighteen (18) months' Compensation, as defined herein. Such severance pay shall be due and payable in full at the time of Employee's receipt of final payment of his regular compensation.

     3. Continued Performance by Employee. In consideration of the granting of the benefits to him provided for by this Agreement, Employee agrees:


          (a) That he will continue to use his best efforts to perform his duties as assigned by the Corporation; and

          (b) That, in the event a Change in Control is pending or threatened, he will not voluntarily terminate his employment by the Corporation prior to an actual Change in Control, but will continue to perform his duties in the same manner and with the same effort as he had employed prior to the occurrence of such events.


     4. Rights to Terminate Employment. This Agreement is not an employment agreement. Nothing contained herein shall be deemed to preclude the present management of the Corporation or the Employee from terminating Employee's employment, with or without cause, at any time.

     5. No Obligation to Maintain Reserves. Nothing in this Agreement shall obligate the Corporation to set aside or earmark any of its assets to fund the obligation hereunder.

     6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

     7. Applicable Law. This Agreement shall be interpreted under and governed by the laws of the State of Delaware.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     MET-PRO CORPORATION

   /s/ Raymond J. De Hont                     By:  /s/ William L. Kacin
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Raymond J. De Hont, Employee                      William L. Kacin, President









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